EXHIBIT 10.13
THE CAMPBELL GLOBAL TREND FUND, L.P. — GLOBAL TREND SERIES (USD)
THE CAMPBELL GLOBAL TREND FUND, L.P. — GLOBAL TREND SERIES (GLD)
ESCROW AGREEMENT
     This Escrow Agreement is made and entered into as of March 23, 2010, by and among PNC Bank, National Association as escrow agent (“PNC Bank” or the “Escrow Agent”), The Campbell Global Trend Fund, L.P. — Global Trend Series (USD) and The Campbell Global Trend Fund, L.P. — Global Trend Series (GLD), each a legally separate and independent series of the Campbell Global Trend Fund, L.P., a Delaware series limited partnership (the “Series”) and Campbell & Company, Inc., a Maryland corporation, the trading advisor of each Series (“Campbell” or the “Advisor”).
     The parties agree that the assets of one Series will not be available to satisfy the obligations of another Series.
     Pursuant to the duly filed Prospectus and all amendments thereto, each Series proposes to offer for sale limited partnership interests in each Series (“Units”) to investors through various Selling Agents. Each Series proposes to establish escrow accounts, listed on Schedule I, with the Escrow Agent in which funds received from subscribers will be deposited pending completion of the escrow period (“Escrow Account”).
     Commencing upon the execution of this Agreement, the Escrow Agent shall act as escrow agent and agrees to receive, hold, deal with and disburse the proceeds from the sale of Units (the “Proceeds”) and any other property at any time held by the Escrow Agent hereunder in accordance with this Agreement.
     All Proceeds of subscriptions for Units of the applicable Series shall be deposited in an escrow account established by the Escrow Agent on behalf of the Series. All Proceeds shall be denominated in U.S. dollars and deposited in the Escrow Account by check or wire transfer, duly made out to “The Campbell Global Trend Fund, L.P. — Global Trend Series (USD) Escrow Account” or “The Campbell Global Trend Fund, L.P. — Global Trend Series (GLD) Escrow Account,” as applicable. The Escrow Agent shall promptly notify Campbell of any discrepancy between the amounts set forth on any statement delivered by Campbell and the sum or sums delivered therewith to the Escrow Agent. In the event that any checks or other instruments deposited in the Escrow Account prove uncollectible, the Escrow Agent shall promptly notify Campbell and forward such checks or other instruments to Campbell.
     During the Initial Offering Period, as defined in the Prospectus, Campbell shall deliver to all prospective subscribers interim receipts for the amount of the Proceeds deposited in the Escrow Account, reciting the substance of this Agreement.
     The Escrow Agent, is hereby directed to hold, deal with and dispose of the Proceeds and any other property at any time held by the Escrow Agent hereunder in the following manner, subject, however, to the terms of this Agreement.

1.	Proceeds of subscriptions will be deposited and held in the Escrow Account during the Initial Offering Period until the minimum subscription amount has been met for that Series and during the Continuous Offering Period until each month-end, or otherwise agreed upon period, at which time the sums accumulated in the Escrow Account shall be delivered by the Escrow Agent pursuant to the Advisor’s written instruction setting forth the date for such payment.

2.	Prior to the delivery, if any, of the escrowed funds to the applicable Series, the Series shall have no title to nor interest in the funds on deposit, and such funds shall under no circumstances be subject to the liabilities or indebtedness of the Series.

3.	The Escrow Agent shall cause all funds deposited with the Escrow Agent pursuant to this Agreement to be maintained and invested as the Advisor may from time to time direct in PNC Bank certificates of deposit, savings or money market accounts, in compliance with the Rule 15c2-4 under the Securities Exchange Act of 1934 (the “Exchange Act”), as elaborated upon by the Securities and Exchange Commission in the National Association of Securities Dealers, Inc. Notice to Members 84-7, so that such funds can be readily liquidated so that 100% of the funds so deposited can be returned to the person entitled thereto under the circumstances described above or below. If the deposit into the Escrow Account is made by Federal Funds wire transfer, the Escrow Agent shall invest the funds deposited on the same day as deposited, provided that such deposit is received by 5 p.m. New York City time. If the deposit into the Escrow Account is made by Federal Funds wire transfer and received by the Escrow Agent after 5:00 p.m. New York City time, the Escrow Agent shall invest the funds deposited on the next business day. If the deposit into the Escrow Account is made by automated clearinghouse or check, the Escrow Agent shall invest the funds deposited on the next business day following collection. The Escrow Agent will incur no liability for any loss suffered so long as the Escrow Agent follows such direction, subject to the standard of liability set forth below. Whether or not subscriptions are accepted and Units are sold, or subscriptions are returned and no Units are sold, the Advisor shall pay the Escrow Agent fees as set forth in Schedule I hereto for the Escrow Agent’s services as Escrow Agent. The Escrow Agent agrees that it shall have no right against either Series with respect thereto.

4.	During the Initial Offering Period, as defined in the Prospectus, Proceeds deposited into the Escrow Account will earn interest, which will either be paid to subscribers in the form of additional Units or will be returned in cash to those subscribers whose applications are rejected. During the Initial Offering Period, PNC Bank will calculate accrued interest by subscriber to a Series and Campbell will confirm subscriber names, dates and subscription amounts.

5.	During the Continuous Offering Period, as defined in the Prospectus, interest earned on funds attributable to accepted subscriptions while held in the Escrow Account shall be allocated by the Escrow Agent to the appropriate Series and Class and not to any individual subscriber. During the Continuous Offering, the

Advisor will calculate and distribute accrued interest in accordance with the Prospectus.

6.	The parties understand and agree that per the Prospectus, one Series may “break escrow” upon receipt of the subscription minimum in an Escrow Account and enter its Continuous Offering Period prior to the other.

7.	The Advisor is authorized to notify the Escrow Agent that a subscription agreement of a subscriber has not been accepted by the Advisor and to direct the Escrow Agent to return any funds held in the Escrow Account for the benefit of such subscriber directly to such subscriber. If funds shall be returned to subscribers, the Escrow Agent shall do so to the same source from which the subscription funds were received.
     All documents, including any instrument necessary for the negotiation or other transfer of escrow assets deposited simultaneously with the execution of this Agreement are approved by the parties thereto, other than the Escrow Agent. The Escrow Agent shall not be obliged to inquire as to the form, manner of execution or validity of these documents or any document hereafter deposited or delivered to the Escrow Agent pursuant to the provisions hereof, and the Escrow Agent shall be entitled to rely on each document received and reasonably believed by it to be genuine, nor shall the Escrow Agent be obliged to inquire as to the identity, authority or rights of the persons executing the same.
     The Escrow Agent shall be liable under this Agreement only for its failure to exercise due care in the performance of its duties expressly set forth herein.
     In the case of conflicting demands upon the Escrow Agent, the Escrow Agent may withhold performance of this Agreement until such time as said conflicting demands shall have been withdrawn or the rights of the respective parties shall have been settled by court adjudication, arbitration, joint order or otherwise.
     Any notice which the Escrow Agent or the Advisor is required or desires to give hereunder (other than operational notices described below) to the other party shall be in writing and may be given by mailing the same to the appropriate address of the other party (or to such other address as may have theretofore substituted by written notification), by registered or first class mail, postage prepaid. For all purposes hereof any notice so mailed shall be as effectual as though served upon the person of the undersigned to whom it was mailed at the time it is deposited in the United States mail by the Escrow Agent whether or not such undersigned thereafter actually received such notice. Operational notices shall be directed to Campbell’s Fund Administration Department or to PNC Bank’s Commercial Banking Department, as appropriate, and shall be in writing, including but not limited to electronic mail and facsimile, as set forth in Schedule II hereto.
     Whenever under the terms hereof the time for giving a notice of performing an act falls upon a Saturday, Sunday or bank holiday, such time shall be extended to the Escrow Agent’s next business day.

     The Escrow Agent’s duties and responsibilities shall be limited to those expressly set forth in this Escrow Agreement and the Escrow Agent shall not be subject to, or obligated to recognize, any other agreement between or direction or instruction of, any or all of the parties hereto even though reference thereto may be made herein; provided, however, with the Escrow Agent’s written consent, this Escrow Agreement may be amended at any time or times by an instrument in writing signed by all of the then parties in interest.
     If any property subject hereto is at any time attached, garnished or levied upon, under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order or in case an order, judgment or decree shall be made or entered by any court affecting such property, or any part thereof, then in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.
     This Agreement shall be construed, enforced and administered in accordance with the laws of the State of Delaware.
     The Advisor may remove the Escrow Agent at any time (with or without cause) by giving at least 15 days written notice thereof. Within 10 days after giving such notice, the Advisor shall appoint a successor escrow agent at which time the Escrow Agent shall either distribute the funds held in the Escrow Account, its fees, costs and expenses or other obligations owed to the Escrow Agent having been paid by Campbell, as directed by the instructions of the Advisor or hold such funds, pending distribution, until all such fees, costs and expenses or other obligations are paid by Campbell. If a successor escrow agent has not been appointed or has not accepted such appointment by the end of the 10-day period, the Escrow Agent may appeal to a court of competent jurisdiction for the appointment of a successor escrow agent, or for other appropriate relief and the costs, expenses and reasonable attorneys fees which the Escrow Agent incurs in connection with such a proceeding shall be paid by the appropriate Series.
     The Escrow Agent may resign by giving five days’ written notice by registered or first class mail sent to the undersigned at their respective addresses herein set forth; and thereafter, subject to the provisions of the third preceding paragraph hereof, shall deliver all remaining deposits in said Escrow Account upon the written and signed order of the Advisor. If no such notice is received by the Escrow Agent within thirty days after mailing such notice, the Escrow Agent is unconditionally and irrevocably authorized and empowered to send any and all proceeds deposited hereunder by registered mail to the respective subscribers thereof, or at its sole option to deliver such deposited items to the respective depositors. If the Escrow Agent resigns, reasonable fees and expenses of the Escrow Agent shall be paid by Campbell & Company.
     In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule II hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties acknowledge that such security procedure is commercially reasonable.
     Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part without the prior consent of the other parties.
     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated at Baltimore, Maryland as of March 23, 2010
Parties to the Escrow Agreement
PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Stephen D. Palmer
Stephen D. Palmer
Senior Vice President

THE CAMPBELL GLOBAL TREND FUND, L.P. — Global Trend Series (USD)
By: ITS GENERAL PARTNER, CAMPBELL & COMPANY, INC.

By:	/s/ Thomas P. Lloyd
Thomas P. Lloyd
General Counsel

By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Chief Financial Officer

THE CAMPBELL GLOBAL TREND FUND, L.P. — Global Trend Series (GLD)
By: ITS GENERAL PARTNER, CAMPBELL & COMPANY, INC.

By:	/s/ Thomas P. Lloyd
Thomas P. Lloyd
General Counsel

By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Chief Financial Officer

CAMPBELL & COMPANY, INC.
as Trading Advisor to each Series

By:	/s/ Thomas P. Lloyd
Thomas P. Lloyd
General Counsel

By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Chief Financial Officer

Addresses for notices other than operational notices:
Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, Maryland 21209
PNC Bank, National Association
2 Hopkins Plaza, 21 st Floor
Baltimore, Maryland 21201

Schedule I
PNC Bank agrees to act as Escrow Agent for The Campbell Global Trend Fund, L.P. — Global Trend Series (USD and The Campbell Global Trend Fund, L.P. — Global Trend Series (GLD) for an annual fee of $1,500.00 per account. The fee is subject to an annual review.
The following six escrow accounts will be established:
Campbell Global Trend Fund, L.P.—Global Trend Series (USD):     Account Number
Campbell Global Trend Fund, L.P. — Global Trend Series (USD) Class A 555-7245905
Campbell Global Trend Fund, L.P. — Global Trend Series (USD) Class B 555-7245913
Campbell Global Trend Fund, L.P. — Global Trend Series (USD) Class C 555-7245921
Campbell Global Trend Fund, L.P. — Global Trend Series (USD) Class D 555-7245948
Campbell Global Trend Fund , L.P. — Global Trend Series (GLD):
Campbell Global Trend Fund, L.P. — Global Trend Series (GLD) Class A 555-7245884
Campbell Global Trend Fund, L.P. — Global Trend Series (GLD) Class B 555-7245892

     Schedule II
The Escrow Agent is instructed to fax or email operational notices to the following numbers and is authorized to seek confirmation of instructions by telephone call-back to the following persons:
Paula Yocum — Fund Administration Manager (410-413-4523)
Jason Shumway — Fund Administration Assistant (410-413-2664)
Greg Donovan — Chief Financial Officer (410-413-2654)
FAX # 410-413-2764, 410-413-4623 and 410-413-2572
The Advisor is instructed to fax or email operational notices to the following numbers and is authorized to seek confirmation of instructions by telephone call-back to the following persons:
Sandi Riffle — Administrative Assistant (410-237-5115)
Elsie Brown-Williams — Administrative Assistant (410-237-5369)
Stephen Palmer — Senior Vice President (410-237-5831)
FAX # 410-237-5703